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                                                               EXHIBIT 16(b)




                       [MAZARS & GUERARD, LLP LETTERHEAD]



February 14, 1997


Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549

Gentlemen:

         We have read Item 4 of the Form 8-K dated February 12, 1997 of Texas Equipment Corporation and agree with such statement.

Very truly yours,

/s/ Mazars & Guerard, LLP
Certified Public Accountants